EXHIBIT 21

              LIST OF SUBSIDIARIES OF NANOPIERCE TECHNOLOGIES, INC.

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
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                   STATE OF        DATE OF
      NAME       INCORPORATION  INCORPORATION  DOING BUSINESS AS
---------------  -------------  -------------  -----------------
NanoPierce        Nevada, USA    January 2002  NanoPierce
Connection                                     Connection
Systems, Inc.                                  Systems, Inc.
---------------  -------------  -------------  -----------------
ExypnoTech, LLC  Colorado, USA    June 2004    ExypnoTech, LLC
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